19

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 15, 2021

Date of Report (Date of earliest event reported)

Primoris Services Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-34145	20-4743916
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2300 N. Field Street, Suite 1900, Dallas, Texas 75201

(Address of principal executive offices)

(Zip Code)

(214) 740-5600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PRIM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2021, the board of directors (the “Board”) of Primoris Services Corporation, a Delaware corporation (“Primoris” or the “Company”), adopted an amendment and restatement of the Company’s bylaws (the “Amended and Restated Bylaws”), effective immediately, to make certain updates, clarifications, and conforming and technical changes, including the following:

●	Update references to the Company’s registered office and registered agent in Section 1.1;
●	Clarify that the Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders in Section 2.2;
●	Clarify the posting of the list of stockholders entitled to vote at a meeting in Section 2.13;
●	Revise outdated references to Rule 14a-11 in Section 2.14;
●	Eliminate references to a classified board structure, including in Section 3.3;
●	Update Section 3.13 to provide that directors may be removed with or without cause (as opposed to only for cause), consistent with the previously disclosed elimination of the Company’s classified board structure;
●	Delete former Section 3.14 regarding interested transactions;
●	Add an emergency bylaws provision in new Section 3.14 to enable the Board to operate under certain streamlined procedural requirements in the event and during the pendency of an emergency, disaster or catastrophe;
●	Revise the authority delegated to committees in Section 4.1, including deleting restrictions on amending the certificate of incorporation, consistent with DGCL § 141(c);
●	Delete former Section 4.4 regarding Board advisory committees;
●	Add a new Section 8.13, which provides that, unless the Company consents in writing to the selection of an alternative forum, (a) the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee, or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim arising pursuant to any provision of the Company’s certificate of incorporation or the bylaws (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine, and (b) the federal district courts of the United States shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any claims arising under the Securities Act of 1933; and
●	Update the stockholder notice procedures in Article IX, including for purposes of providing notice by electronic mail, consistent with DGCL § 232.

The foregoing description of the changes effected by the Amended and Restated Bylaws is qualified by reference to the Amended and Restated Bylaws, which are filed as Exhibit 3.1 to this current report on Form 8-K and are incorporated herein by reference.

Item 9.01            Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Primoris Services Corporation, as amended December 15, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL and included in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMORIS SERVICES CORPORATION

Dated: December 20, 2021	By:	/s/ Kenneth M. Dodgen
Kenneth M. Dodgen
Executive Vice President, Chief Financial Officer

3